 Filed pursuant to Rule 424(b)(5)
 Registration Statement Number 333-239396
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 2, 2020)
$150,000,000
3.50% Fixed-to-Floating Rate Subordinated Notes due 2032
We are offering $150,000,000 aggregate principal amount of 3.50% fixed-to-floating rate subordinated notes due 2032 (the “Notes”) pursuant to this prospectus supplement and the accompanying prospectus. The Notes will mature on February 1, 2032 (the “Maturity Date”). From and including the date of original issuance to, but excluding, February 1, 2027 or the date of earlier redemption (the “fixed rate period”), the Notes will bear interest at an initial rate of 3.50% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2022. The last interest payment date for the fixed rate period will be February 1, 2027. From and including February 1, 2027 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR), each as defined and subject to the provisions described under “Description of the Notes — Interest” in this prospectus supplement, plus 204 basis points, payable quarterly in arrears on February 1, May 1, August 1, and November 1 of each year, commencing on May 1, 2027. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero.
We may, at our option, beginning with the interest payment date of February 1, 2027 and on any interest payment date thereafter, redeem the Notes, in whole or in part. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes — Redemption” in this prospectus supplement. The redemption price for any redemption is 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations.
The Notes will be our unsecured, subordinated obligations, will rank pari passu, or equally, with all of our existing and future unsecured subordinated debt, will be senior to all of our existing and future junior subordinated debt and will be junior to all of our existing and future senior debt. The Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries and will be effectively subordinated to our existing and future secured indebtedness. There will be no sinking fund for the Notes. For a more detailed description of the Notes, see “Description of the Notes.”
Prior to this offering, there has been no public market for the Notes. The Notes will not be listed on any securities exchange or included in any automated quotation system.
The Notes will not be savings accounts, deposits, or other obligations of our bank subsidiary or any nonbank subsidiary and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or public or private insurer. The Notes are ineligible as collateral for a loan or extension of credit from us or any of our affiliates.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission (the “SEC”), the FDIC, the Federal Reserve Board nor any other regulatory body has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price(1)	100%	$150,000,000
Underwriting discount(2)	1.50%	$2,250,000
Proceeds, before expenses, to us	98.50%	$147,750,000

(1)
Plus accrued interest, if any, from the original issue date.

(2)
See “Underwriting” in this prospectus supplement for details regarding the underwriters’ compensation.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company, against payment on or about January 24, 2022. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade subordinated notes on any date prior to the delivery of the subordinated notes hereunder will be required, by virtue of the fact that the subordinated notes initially will settle in T+2, to specify alternative settlement arrangements to prevent a failed settlement.
Lead Bookrunning Manager
Piper Sandler
Co-Managers
D.A. Davidson & Co.	Stephens Inc.
The date of this prospectus supplement is January 20, 2022.

PROSPECTUS SUPPLEMENT
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “we,” “our,” “us” and the “Company” or similar references mean First Foundation Inc. and its subsidiaries.
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information contained in this prospectus supplement.
Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this prospectus supplement provided or approved by us and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before you make a decision to invest in the Notes, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information.”
The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the subordinated notes.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can access the electronic versions of these filings on the SEC’s internet website found at www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC from our internet website at www.firstfoundationinc.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on, or that may be accessed through, our website is not incorporated by reference in this prospectus supplement or in the accompanying prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus modifies or replaces that statement.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus supplement and the termination of the offering of the Notes described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.
•
Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on March 31, 2021 (including information incorporated by reference in the Form 10-K from our definitive proxy statement for the 2021 annual meeting of stockholders, filed with the SEC on April 23, 2021);

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 7, 2021, August 6, 2021 and November 5, 2021, respectively;

•
Our Current Reports on Form 8-K filed with the SEC on May 27, 2021, June 3, 2021, September 14, 2021, and December 20, 2021 (as amended by our Current Report on Form 8-K/A filed with the SEC on January 13, 2022); and

•
The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 19, 2014, as amended by our registration statement on Form 8-A/A (Amendment No. 1), filed with the SEC on October 30, 2015, and any amendment or report filed for the purpose of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Corporate Secretary
First Foundation Inc.
200 Crescent Court, Suite 1400
Dallas, Texas 75201
(469) 638-9636
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus and any accompanying prospectus supplement. In order to ensure timely delivery of the documents incorporated by reference in this prospectus, any request should be made no later than five business days prior to the date on which you plan to make a final investment decision. These filings and reports can also be found on our website, located at www.firstfoundationinc.com, by following the links to “Investor Relations,” “Financials,” and “SEC Filings.”
The information contained on our website does not constitute a part of this prospectus supplement or the accompanying prospectus.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus supplement, any free writing prospectus and the documents incorporated herein and therein by reference may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements, which include statements relating to our beliefs, plans, objectives, goals, expectations, estimates and future performance of our business and financial performance, are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.
By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause our business, financial condition and results of operations to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, the risk of incurring credit losses, which is an inherent risk of the banking business; the negative impacts and disruptions resulting from the COVID-19 pandemic on our colleagues, clients, the communities we serve and the domestic and global economy, which may have an adverse effect on our business, financial position and results of operations; the risk that we will not be able to continue our internal growth rate; the performance of loans currently on deferral following the expiration of the respective deferral periods; the risk that we will not be able to access the securitization market on favorable terms or at all; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; risks associated with the Board of Governors of the Federal Reserve System taking actions with respect to interest rates, which could adversely affect our interest income and interest rate margins and, therefore, our future operating results; the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; the risk that we may be unable or that our board of directors may determine that it is inadvisable to pay future dividends; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships.
Further, statements about the potential effects of the TGR Financial, Inc. (“TGR Financial”) acquisition on our business, financial results, and condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in the forward-looking statements due to factors and future developments which are uncertain, unpredictable and in many cases beyond our control, including the risk that the benefits from the acquisition may not be fully realized or may take longer to realize than expected or be more costly to achieve, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which we and TGR Financial operate; our ability to promptly and effectively integrate the companies’ businesses; reputational risks and the reaction of the companies’ customers, employees and counterparties to the acquisition; diversion of management time on integration-related issues; and lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings.
Additional factors that may cause our business, financial condition and results of operations to differ significantly from those described in the forward-looking statements include those set forth under the heading “Risk Factors” included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as other factors described in our periodic reports filed from time to time with the SEC and those which may be set forth in this prospectus supplement, the accompanying prospectus and any free writing prospectus. Other unknown or unpredictable factors also could have a material adverse effect on us and our business, financial condition and results of operations.
We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, nor do we intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized, except as required by law. Please carefully review and consider the various disclosures made in this prospectus supplement and the accompanying prospectus and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should pay special attention to the information contained under the captions entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus and “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent filings with the SEC to determine whether an investment in the Notes is appropriate for you.
About First Foundation Inc.
We are a financial services company that provides a comprehensive platform of financial services to individuals, businesses, and other organizations. We currently conduct our operations in California, Florida, Hawaii, Nevada, and Texas. Our integrated platform provides banking products and services, investment advisory and wealth management services and trust services to effectively and efficiently meet the financial needs of our clients. We provide business banking products and services to small to moderate-sized businesses and professional firms, and consumer banking products and services to individuals and families. As of September 30, 2021, we had $7.7 billion of total assets, $5.3 billion of loans, $0.5 billion of loans held for sale, $6.8 billion of deposits, $5.4 billion of assets under management (“AUM”), and $1.3 billion trust assets under advisement (“AUA”). Our investment advisory and wealth management and trust services provide us with substantial and fee-based, recurring revenues, such that in the first three quarters of 2021, our non-interest income was 24.8% of our total revenues.
Our operating strategy is to build strong and stable long-term client relationships, one at a time, by delivering high quality banking and trust products and services and investment advisory and wealth management services. The primary role of our bankers, relationship managers and loan officers, in addition to attracting new clients, is to develop and maintain a strong relationship with their clients and to coordinate the services we provide to their clients. We take a team approach to delivering our platform of services to our clients. Our bankers, relationship managers and loan officers work as a team to deliver our products and services, with each member of the team responsible for managing the delivery of products and services in their area of expertise. This allows us to provide more tailored solutions while operating in a safe and sound manner. We have created compensation structures that encourage and reward our bankers, relationship managers and loan officers to work together as a team to provide the client with the products and services they desire. We believe we will be able to maintain a client-focused approach by recruiting and retaining experienced and qualified staff.
We intend to continue to grow our business by (i) marketing our services directly to prospective new clients; (ii) obtaining new client referrals from existing clients, professional and fiduciary referrals and through referral agreements with asset custodial firms; (iii) adding experienced bankers, relationship managers and loan officers who may have established client relationships that we can serve; (iv) cross-selling our services among our wealth management and banking clients; and (v) making opportunistic acquisitions of banks and/or establishing de novo offices in select markets within and outside our existing market areas.
Our broad range of financial products, services, and digital delivery are more consistent with those offered by larger financial institutions, while our high level of personalized service, accessibility and responsiveness to our clients are more typical of the services offered by community banks and boutique investment advisory and wealth management firms. We believe this combination of an integrated platform of comprehensive financial services and products and personalized and responsive service, coupled with our continual enhancements of our digital platform, differentiates us from many of our competitors and has contributed to the growth of our client base and our business.
First Foundation Inc. is a bank holding company incorporated in Delaware. As a bank holding company, we are subject to regulation and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board” or “FRB”) and the Federal Reserve Bank of San Francisco (“FRBSF”) under delegated authority from the FRB. First Foundation Bank is a California state chartered bank and is subject to regulation and examination by the Federal Deposit Insurance Corporation (“FDIC”) and the California Department of Financial Protection & Innovation (“DFPI”). First Foundation Bank also is a member of the Federal Home Loan Bank of San Francisco (“FHLB”), which provides it with a source of funds in the form of short-term and long-term borrowings. First Foundation Advisors is a California corporation that began operating as a fee-based registered investment advisor under the Investment Advisers Act of 1940 in 1990, and is subject to regulation by the SEC under that Act.
Our executive offices are located at 200 Crescent Court, Suite 1400, Dallas, Texas 75201. Our telephone number at this address is (469) 638-9636 and our website is www.firstfoundationinc.com. The information on our website is not part of this prospectus supplement.
Recent Developments
Completion of TGR Financial Acquisition
On December 17, 2021, we completed the acquisition of TGR Financial and its wholly-owned subsidiary, First Florida Integrity Bank. As of September 30, 2021, TGR Financial had $2.4 billion of total assets, $1.1 billion of loans, and $2.0 billion of deposits.
At the effective time of this acquisition, each share of TGR Financial common stock and each share of TGR Financial preferred stock was converted into the right to receive 0.6068 shares of common stock of First Foundation Inc. In connection with this acquisition, First Foundation Inc. issued approximately 11,352,232 shares of common stock valued at $24.93 per share, which was the closing price of First Foundation common stock on December 17, 2021. The value of the transaction was approximately $294.5 million, which includes approximately $11.4 million paid to holders of TGR Financial stock options.
Fourth Quarter 2021 Preliminary Financial Results
We expect to announce our results for the quarter and year ended December 31, 2021 on January 31, 2022. While not final, and subject to adjustment as we complete our review, our preliminary data indicates that net income and diluted earnings per share will be higher than Wall Street consensus estimates for the fourth quarter 2021. Revenue was down from the third quarter to the fourth quarter 2021. However, revenue excluding gain on sale of loans was higher from the third quarter to the fourth quarter 2021. Net income for the fourth quarter 2021 was lower than third quarter 2021 but also exceeded Wall Street consensus estimates. Our net interest margin increased from the third quarter to the fourth quarter 2021. We experienced organic loan growth in the fourth quarter 2021 in addition to the loans acquired in connection with the closing of the acquisition of TGR Financial on December 17, 2021. We experienced a slight outflow in legacy deposits due, in part, to seasonal activity and strategic interest rate adjustments, but we will report an overall increase in deposits as a result of the TGR Financial acquisition. Given asset quality trends, we do not anticipate that any provision for credit losses is necessary for our legacy loan portfolio. However, we will record a provision for credit losses in the fourth quarter 2021 in connection with the TGR Financial acquisition.
The information provided above is preliminary and remains subject to change as we complete our financial statements and our auditors complete their audit procedures. Our actual operating results for the fourth quarter and full year may materially differ from this information. This information constitutes forward-looking statements, and we caution you that these statements are subject to risks and uncertainties, including those referred to under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.

The Offering
The following is a brief summary of certain terms of this offering. It does not contain all the information that may be important to you. You should read this summary in conjunction with the other information herein. A more complete description of the Notes appears under “Description of the Notes.”
Issuer
First Foundation Inc.
Notes Offered
3.50% Fixed-to-Floating Rate Subordinated Notes due 2032
Aggregate Principal Amount
$150,000,000
Issue Price
100.00%
Maturity Date
The Notes will mature on February  1, 2032.
Interest
Fixed rate period:   A fixed rate per annum of 3.50%.
Floating rate period:   A floating per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus 204 basis points for each quarterly interest period during the floating rate period; provided, however, that if the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero.
For each interest period during the floating rate period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes”).
If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Notes — Effect of Benchmark Transition Event,” which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of the Notes”) plus 204 basis points.
We will appoint a calculation agent for the Notes (which may be us or an affiliate) prior to the commencement of the floating rate period. We will act as the initial calculation agent.
Interest Payment Dates
Fixed rate period: February  1 and August  1 of each year, commencing on August  1, 2022. The last interest payment date for the fixed rate period will be February  1, 2027.
Floating rate period: February  1, May 1, August  1, and November 1 of each year, commencing on February  1, 2027.

Record Dates
Interest on each Note will be payable to the person in whose name such Note is registered on the 15th day immediately preceding the applicable interest payment date (whether or not a Business Day).
Day Count Convention
Fixed rate period:   360-day year consisting of twelve 30-day months.
Floating rate period:   360-day year and the actual number of days elapsed.
No Guarantee
The Notes will not be guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking; Subordination.”
Indenture and Supplemental Indenture
The Notes offered by this prospectus supplement will be issued by us under an Indenture between us and U.S. Bank National Association, as trustee (the “Trustee”), to be dated as of the issue date (the “Base Indenture”), as supplemented by a First Supplemental Indenture between us and the Trustee, to be dated as of the issue date (the “First Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the First Supplemental Indenture, as the “Indenture.”
Ranking; Subordination
The Notes will be our unsecured, subordinated obligations and:
•
will rank junior in right of payment and upon our liquidation to any of our existing and all future senior indebtedness (as defined under “Description of the Notes — Subordination of the Notes”), all as described under “Description of the Notes”;

•
will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•
will rank senior in right of payment and upon our liquidation to any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to indebtedness such as the Notes; and

•
will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation, First Foundation Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of September 30, 2021, on a consolidated basis, we had total outstanding indebtedness, deposits and other liabilities of approximately $7.0 billion, all of which would rank senior in right of payment to the Notes. In connection with our acquisition of TGR Financial, which was consummated on December 17,

2021, we assumed $24.2 million of subordinated notes that would rank pari passu with the Notes.
Form and Denomination
The Notes will be offered in book-entry form only through the facilities of The Depository Trust Company (with its successors, “DTC”) in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Optional Redemption
We may, at our option, beginning with the interest payment date of February 1, 2027, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus any accrued and unpaid interest to, but excluding, the date of redemption.
Special Redemption
We may also redeem the Notes at any time prior to their maturity, including prior to February 1, 2027, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, if: (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes; (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In each case, the redemption would be at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus any accrued and unpaid interest to, but excluding, the date of redemption. For more information, see “Description of the Notes - Redemption.”
Sinking Fund
There is no sinking fund for the Notes.
Future Issuances
The Notes will initially be limited to an aggregate principal amount of $150,000,000. We may, from time to time, without notice to or consent of the holders of the Notes, issue additional Notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series; provided that if any such additional notes are not fungible with the Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP or other identifying number.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $147,310,000, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, including repayment of up to $30 million of outstanding indebtedness. See “Use of Proceeds.”
Listing
The Notes will not be listed on any securities exchange or quoted on any quotation system. Currently, there is no market for the Notes, and there is no assurance that any public market for the Notes will develop.

ERISA Considerations
For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, see “Certain ERISA Considerations.”
Material U.S. Federal Income Tax Considerations
For a discussion of material U.S. federal income tax considerations of purchasing, owning and disposing of the Notes, see “Material U.S. Federal Income Tax Considerations.”
Governing Law
The Notes and the Indenture will be governed by the laws of the State of New York.
Trustee
U.S. Bank National Association
Risk Factors
Investing in the Notes involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in the Notes set forth under “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors that you should carefully consider before deciding whether to invest in the Notes.

RISK FACTORS
Investing in the Notes involves significant risks. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the risk factors and other information included in our Annual Report on Form 10-K for the year ended December 31, 2020, as amended, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that management is not aware of or that management currently deems immaterial may also impair our business operations. See also the discussion under the heading “Special Note Concerning Forward-Looking Statements.” This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of the Notes could decline significantly, and you could lose all or part of your investment.
The Notes will be unsecured and subordinated to our existing and future senior indebtedness.
The Notes will be our unsecured, subordinated obligations and will be subordinated in right of payment to all of our existing and future senior indebtedness, whether secured or unsecured, including claims of depositors and general creditors. As of September 30, 2021, on a consolidated basis, we had total outstanding indebtedness, deposits and other liabilities of approximately $7.0 billion, all of which would rank senior in right of payment to the Notes. In connection with our acquisition of TGR Financial, which was consummated on December 17, 2021, we assumed $24.2 million of subordinated notes that would rank pari passu with the Notes. In addition, the Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture governing the Notes does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur. We may incur substantial additional indebtedness, including additional senior indebtedness and indebtedness ranking senior to or on a parity with the Notes in the future.
In the event that we become insolvent, are placed in receivership or conservatorship, or are liquidated or reorganized, senior indebtedness and secured indebtedness will be entitled to be paid in full from our assets before any payment may be made with respect to the Notes. Holders of the Notes will participate in our remaining assets, if any, ratably with all holders of our unsecured, subordinated indebtedness that is on a parity with the Notes. In any of the foregoing events, we may not have sufficient assets to pay all amounts owing on the Notes and other parity indebtedness. See “Description of Subordinated Notes.”
The Notes will be structurally subordinated to the obligations of our subsidiaries, and the holders of those obligations will be entitled to receive payment in full of those obligations before we participate in any distribution of the assets of our subsidiaries in the event of their liquidation or insolvency.
The Notes are unsecured, subordinated obligations solely of the Company and are not obligations of our subsidiaries or any of our affiliates. Each of First Foundation Advisors and First Foundation Bank is a separate and distinct legal entity from the Company and its other subsidiaries. Our subsidiaries have no obligation to pay any amounts to the Company, including any dividends, to make any other distributions to the Company or to provide the Company with funds to meet any of its obligations. Our rights and the rights of our creditors, including the holders of the Notes, to participate in any distribution of the assets of our subsidiaries (either as a stockholder or as a creditor), upon a liquidation, reorganization, insolvency or receivership of any such subsidiary (and the consequent right of the holders of the Notes to participate in those assets after repayment of our senior indebtedness), will be subject to the claims of the creditors of such subsidiary, including depositors. As a consequence of the foregoing, the Notes are structurally subordinated to the liabilities of our subsidiaries.
The Indenture does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.
Neither we nor any of our subsidiaries are restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the Indenture governing the terms of the Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the Indenture governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities.
In addition, there are no financial covenants in the Indenture governing the Notes. Except as expressly provided in the Indenture, you are not protected under the Indenture governing the Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you. See “Description of the Notes — Consolidation, Merger and Sale of Assets.”
Payments on the Notes will depend on receipt of dividends from our subsidiaries.
We are a bank holding company and we conduct substantially all of our operations through our subsidiaries, First Foundation Advisors and First Foundation Bank. We depend on dividends and other payments from our subsidiaries to meet our obligations, including to fund payments on the Notes. These subsidiaries are separate and distinct from us and, as a result, they are subject to separate statutory or regulatory restrictions that can affect their ability to pay dividends or otherwise make payments to us. In addition, federal and state bank regulatory agencies have the authority to prohibit First Foundation Bank from engaging in unsafe or unsound practices in conducting its business. The payment of dividends or other transfers of funds to us, depending on the financial condition of First Foundation Bank, could be deemed an unsafe or unsound practice. Accordingly, we can provide no assurance that we will receive dividends from our subsidiaries in an amount sufficient to pay interest on or principal of the Notes.
Regulatory guidelines may restrict our ability to pay the principal of and interest on the Notes.
As a bank holding company, our ability to pay the principal of and interest on the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment on Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to our bank subsidiary and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.
If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed, and would be required to cure immediately, any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of our bank subsidiary, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.
The Notes are not savings accounts or deposits of any bank, and are not insured by the FDIC or any other government agency, and are not guaranteed by any of our affiliates.
The Notes are unsecured, subordinated obligations solely of the Company. The Notes are not savings accounts or deposits of any bank and are not insured by the FDIC or any other governmental agency. Accordingly, the Notes are subject to investment risk, including, without limitation, loss of principal. The Notes are not obligations of, nor are they guaranteed by, our affiliates or subsidiaries and may not be used as collateral for a loan from First Foundation Bank. There are no other arrangements that enhance the seniority of the Notes in relation to our senior indebtedness.

The Notes are subject to limited rights of acceleration and may only be accelerated in the event we are subject to any insolvency, receivership, conservatorship, liquidation or a similar proceeding.
Payment of principal of the Notes may be accelerated by the holders of the Notes only in the event of insolvency, receivership, conservatorship, liquidation or similar proceeding of the Company. Thus, you have no right to accelerate the payment of principal of the Notes if we fail in the performance of any of our other obligations under the Notes. The Federal Reserve could require us to obtain prior regulatory approval to pay interest on the subordinated notes if our capital was determined to be insufficient by the Federal Reserve or would be deemed by the Federal Reserve insufficient upon such payment.
An active trading market for the Notes may not develop.
The Notes constitute a new issue of securities for which there is no existing trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes. The underwriters have advised us that they currently intend to make a secondary market in the Notes. The underwriters, however, are not obligated to do so, and any market-making with respect to the Notes may be discontinued at any time without notice. There may be a limited number of buyers if you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all. Investors in the Notes may not be able to sell the Notes at all or may not be able to sell the Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
If a trading market for the Notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.
Many factors could affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of subordinated notes with terms similar or identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the Notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.
Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, if we elect to redeem all or any portion of the Notes, you may be subject to reinvestment risk.
On or after February 1, 2027 we may, at our option, redeem the Notes in whole or in part on each interest payment date. In addition, we may also redeem the Notes prior to maturity, at our option, in whole but not in part, if: (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes; (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (iii) we are required to register as an investment company under the Investment Company Act. The redemption price for any redemption is 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. Under current regulatory capital guidelines, the aggregate principal amount of the Notes that will count as Tier 2 capital will be reduced by 20% in each of the last five years prior to the Maturity Date of the Notes. As a result, we may be more likely to redeem the Notes prior to their Maturity Date. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes — Redemption.”
We may elect to redeem the Notes on or after the date on which they become redeemable at our option; however, investors should not expect us to make such election on such date when the Notes are first redeemable or at any time thereafter. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.
The amount of interest payable on the Notes will vary after February 1, 2027.
During the fixed rate period, the Notes will bear interest at an initial rate of 3.50% per annum. Thereafter, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus 204 basis points, subject to the provisions under “Description of the Notes — Interest.” The per annum interest rate that is determined at the reference time for each interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.
Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including, without limitation, economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.
Our published credit ratings may not reflect all risks of an investment in the Notes.
The published credit ratings of us or our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The published credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.
A downgrade of our credit ratings or the ratings of our subsidiaries or other financial institutions could have a material adverse impact on us and the value of and market for the Notes.
Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we and our subsidiaries may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our or our subsidiaries’ credit ratings could also increase our borrowing costs and limit access to the capital markets. These changes could have a material adverse impact on the value of and market for the Notes.
Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital. These changes could have a material adverse impact on the value of and market for the Notes.
Investors should not rely on indicative or historical data concerning SOFR.
The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement, which is Compounded SOFR). In the following discussion of SOFR, when we refer to the Notes, we mean the Notes at any time during the floating rate period when the interest rate on the Notes is or will be determined based on SOFR, including Three-Month Term SOFR.
SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral that take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash to obtain a particular security.
FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTC.
FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the Notes may fluctuate more than floating rate securities that are linked to less volatile rates.
Changes in SOFR could adversely affect holders of the Notes and the trading prices for the Notes.
Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There is no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the Notes during the floating rate period, which may adversely affect the trading prices of the Notes. Further, if the Benchmark rate on the Notes during the floating rate period on any determination date declines to zero or becomes negative, the interest rate will be deemed to equal zero. In addition, once the Benchmark rate for the Notes for each interest period during the floating rate period is determined by the calculation agent on the determination date, interest on the Notes will accrue at such Benchmark rate for the applicable interest period and will not be subject to change during such interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the Notes.
SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.
In June 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate (“LIBOR”) for U.S. dollar obligations. However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from LIBOR. For example, SOFR is a secured overnight rate, while LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas LIBOR is forward-looking. Because of these and other differences, there is no assurance that SOFR will perform in the same way as LIBOR would have performed at any time, and there is no guarantee that it is a comparable substitute for LIBOR.
Any failure of SOFR to gain market acceptance could adversely affect holders of the Notes.
SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a comparable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the yield on, value of and market for the Notes.
The interest rate for the Notes during the applicable floating rate period may be determined based on a rate other than Three-Month Term SOFR.
Under the terms of the Notes, the interest rate on the Notes for each interest period during the applicable floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. On July 29, 2021, the ARRC formally recommended the use of the CME Group’s computation of forward-looking SOFR term rates. Uncertainty surrounding the adoption and use of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of, and market for the Notes. If, at the commencement of the floating rate period for the Notes, we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the Notes during the applicable floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).
Under the terms of the Notes, the calculation agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the Notes, which are defined in the terms of the Notes as “Three-Month Term SOFR Conventions.” Such determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the Notes during the applicable floating rate period, which could adversely affect the return on, value of and market for the Notes.
Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.
Under the benchmark transition provisions of the Notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the floating interest rate on the Notes for each interest period during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. Neither the ARRC nor FRBNY has made a final determination regarding the method for calculating Compounded SOFR. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.
The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the Notes.
Under the benchmark transition provisions of the Notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (1) the Relevant Governmental Body (such as the ARRC or FRBNY); (2) the International Swaps and Derivatives Association, Inc. (“ISDA”); or (3) in certain circumstances, us. In addition, the benchmark transition provisions expressly authorize us to make certain changes, which are defined in the terms of the Notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during any interest period during the floating rate period, which could adversely affect the yield on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark rate that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark rate that it is replacing.
Also, since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the Notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities similar to the Notes, the trading price of the Notes may be lower than those of debt securities linked to such rates that are more widely used. Debt securities indexed to SOFR (as the Notes will be) may not be able to be sold at all or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
We or an affiliate of ours will or could have authority to make determinations and elections that could affect the return on, value of and market for the Notes.
Under the terms of the Notes, we may make certain determinations, decisions and elections with respect to the Benchmark rate on the Notes during the floating rate period, including, without limitation, any determination, decision or election required to be made by the calculation agent that the calculation agent fails to make. We will make any such determination, decision or election in our sole discretion, and any such determination, decision or election that we make could affect the amount of interest that accrues on the Notes during any interest period in the floating rate period. If the calculation agent fails, when required, to make a determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, or fails, when required, to determine the Benchmark Replacement and Benchmark Replacement Adjustment, then we will make those determinations in our sole discretion. Furthermore, we or an affiliate of ours may serve as calculation agent. We will act as the initial calculation agent and, though we will appoint a calculation agent prior to the commencement of the floating rate period, we may appoint ourselves or an affiliate and we cannot assure you that we will appoint an independent third-party calculation agent at any time. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interest of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. All determinations, decisions or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the Notes will be conclusive and binding absent manifest error. Neither the Trustee nor the paying agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.
The Notes may be issued with original issue discount for U.S. federal income tax purposes.
The Notes may be issued with original issue discount for U.S. federal income tax purposes. In such case, holders subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, generally would be required to include any amounts representing original issue discount in gross income (as ordinary income) as the original issue discount accrues on a constant yield to maturity basis, in advance of the receipt of cash payments to which such income is attributable. See “Material U.S. Federal Income Tax Considerations.”
USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $147,310,000, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, which may include, without limitation, providing capital to support our organic growth or growth through strategic acquisitions, financing investments, capital expenditures, investments in First Foundation Bank to support regulatory capital, and repaying up to $30 million of indebtedness. The precise amounts and timing of our use of the net proceeds will depend on our, and our subsidiaries’, funding requirements and the availability of other funds.
Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement.
CAPITALIZATION
The following table shows our capitalization at September 30, 2021:
(1)
on an actual basis (column 1)

(2)
on a pro forma basis giving effect to the acquisition of TGR Financial as if it had occurred on September 30, 2021 (column 2); and

(3)
on a further adjusted basis also giving effect to the issuance and sale of the Notes in this offering (after deducting the underwriting discount and estimated offering expenses) (column 3).

You should read this table in conjunction with our historical consolidated financial statements and the other financial and statistical information that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
For purposes of this table, we have assumed that the net proceeds of this offering will be invested in assets, including cash or securities, which carry no risk weighting for purposes of all adjusted risk-based capital ratios. The adjustments related to the TGR Financial acquisition show the impact resulting under the purchase method of accounting, under which the assets and liabilities of TGR Financial are recorded at their respective fair values as of September 30, 2021, assuming that the acquisition was completed on that date. For further information, see “Prospectus Supplement Summary — Recent Developments” beginning on page S-5 of this prospectus supplement and the Current Report on Form 8-K/A filed by us with the SEC on January 13, 2022 that is incorporated by reference in this prospectus supplement.
	As of September 30.2021 (in thousands)
	Actual	As Adjusted for the TGR Financial Acquisition	As Adjusted for the TGR Financial Acquisition and for this Offering
Cash and Cash Equivalents	$783,376	$1,720,008	1,854,818(1)
Liabilities and Shareholder’s Equity
Deposits	6,844,978	8,892,768	8,892,768
Federal Home Loan Bank advances	—	—	—
Subordinated notes due 2030	—	25,697	25,697
Subordinated notes offered hereby	—	—	147,310(1)
Other borrowings	12,500	146,174	133,674(2)
Other liabilities	110,754	113,044	113,044
Total liabilities	$6,968,232	$9,177,683	9,312,493
Shareholders’ Equity
Common stock	45	56	56
Preferred stock	—	—	—
Additional paid-in-capital	436,835	719,844	719,844
Retained earnings	321,184	302,959	302,959
Accumulated other comprehensive income (loss)	8,767	8,767	8,767
Total stockholders’ equity	766,831	1,031,627	1,031,627
Total Liabilities and Shareholders’ Equity	$7,735,063	$10,209,310	10,344,120
Capital Ratios
Tier 1 leverage ratio	8.27%	7.76%	7.66%
Common Equity Tier 1 ratio	11.31%	11.18%	11.18%
Tier 1 risk-based capital ratio	11.31%	11.18%	11.18%
Total risk-based capital ratio	11.85%	12.18%	14.23%

(1)
Reflects the termination of the Company’s holding company line of credit of $12,500,000 as of September 30, 2021 in conjunction with the offering.

(2)
Represents the aggregate principal amount of the Notes, reduced by the underwriting discount ($2,250,000) and our estimated offering expenses ($440,000).

DESCRIPTION OF THE NOTES
We will issue the Notes under the Base Indenture, as supplemented by the First Supplemental Indenture. You may request a copy of the Indenture from us as described under “Incorporation of Certain Documents by Reference.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the Notes. The following description of the terms of the Indenture and the Notes supplements and, to the extent inconsistent therewith, replaces and supersedes the description of the general terms and provisions of the subordinated debt securities in the accompanying prospectus. You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes. For purposes of this section, references to the “Company,” “we,” “us” and “our” include only First Foundation Inc. and not any of its subsidiaries.
General
The Notes will be unsecured, subordinated obligations of the Company and will mature on February 1, 2032 unless redeemed prior to such date in accordance with the provisions set forth below under “— Redemption.” The Notes will be issued and may be transferred only in minimum denominations of $1,000 or integral multiples of $1,000 in excess thereof.
Unless previously redeemed prior to maturity, we will repay the Notes at 100% of their principal amount, together with accrued and unpaid interest thereon to, but excluding, the Maturity Date, at their maturity. We will pay principal of and interest on the Notes in U.S. dollars.
The Notes will constitute our unsecured debt obligations and will rank equally among themselves, will rank equal in right of payment with our existing 6.00% fixed-to-floating rate subordinated notes due June 30, 2030, which we assumed in connection with our acquisition of TGR Financial on December 17, 2021 (the “Existing Subordinated Notes”), and any of our future indebtedness the terms of which provide that such indebtedness ranks equal in right of payment to indebtedness such as the Notes, will rank senior in right of payment to any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to indebtedness such as the Notes, and will rank junior in right of payment to any of our future senior indebtedness as described below in “— Subordination of the Notes.” No sinking fund will exist for the Notes, and no sinking fund payments will be made with respect to the Notes. The Notes will not be convertible into or exchangeable for any other securities or property. Except as described below under “— Clearance and Settlement,” the Notes will be issued only in book-entry form and will be represented by one or more global notes registered in the name of Cede & Co., as the nominee of DTC. See “— Clearance and Settlement” below.
The Notes offered hereby will be issued under the Indenture. We may, from time to time, without notice to, or the consent of, the holders of the Notes, issue additional Notes ranking equally with the Notes and identical to the Notes previously issued in all respects (except for the issue date, the offering price, the payment of interest accruing prior to the issue date of such additional Notes and the first payment of interest following the issue date of such additional Notes) in order that such additional Notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes. However, any additional notes of the series of which the Notes are a part that are issued and are not fungible with the outstanding Notes of such series for U.S. federal income tax purposes will be issued under one or more separate CUSIP numbers and ISIN numbers. No limit exists on the aggregate principal amount of the Notes of this series that we may issue in the future.
The Indenture contains no covenants or restrictions restricting the incurrence of indebtedness or other obligations by us or by our subsidiaries. The Indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios, as a general matter or in order to incur additional indebtedness or obligations, or to maintain any reserves. Moreover, neither the Indenture nor the Notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations, to grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the Notes, to repurchase our stock or other securities, including any of the Notes, or to pay dividends or make other distributions to our stockholders. In addition, neither the Indenture nor the Notes contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in our credit quality, including resulting from a merger, takeover, recapitalization or similar restructuring or other events involving us or our subsidiaries that may adversely affect our credit quality.
The Notes are not deposits in First Foundation Bank and are not insured or guaranteed by the FDIC or any other government agency or instrumentality. The Notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, First Foundation Bank or any of our other subsidiaries or affiliates. The Notes are ineligible as collateral for a loan or extension of credit from us or any of our subsidiaries.
No recourse will be available for the payment of principal of or interest on any Note, for any claim based thereon, or otherwise in respect thereof, against any incorporator, shareholder, employee, agent, officer or director, as such, past, present or future, of ours or of any successor entity, it being expressly understood that all such liability is waived and released as a condition of, and as a consideration for, the execution of the First Supplemental Indenture and the issuance of the Notes.
Interest
Payment of the full principal amount of the Notes will be due on February 1, 2032 (the “Maturity Date”), unless the Notes are redeemed prior to the Maturity Date.
Fixed Rate Period
From and including the date of issuance to, but excluding, February 1, 2027 (unless redeemed prior to such date as contemplated below under “— Redemption”), which we refer to as the “fixed rate period,” the notes will bear interest at a rate of 3.50% per year. During the fixed rate period, interest on the Notes will accrue from and including January 24, 2022, and will be payable semiannually in arrears on February 1 and August 1 of each year during the fixed rate period, each a “fixed period interest payment date,” commencing on August 1, 2022. During the fixed rate period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. The interest payable on the Notes on any fixed period interest payment date will, except as noted below, be paid to the person in whose name a Note is registered at the close of business on the 15th calendar day (whether or not a business day (as defined below)) immediately preceding the fixed period interest payment date. If any fixed period interest payment date for the Notes or the date for the payment of principal for the Notes occurring during the fixed rate period falls on a day that is not a business day, the Company will postpone the interest or principal payment to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest, principal or other payments with respect to such postponements.
Floating Rate Period
From and including February 1, 2027 to, but excluding, the Maturity Date (unless redeemed prior to such date as contemplated below under “— Redemption”), which we refer to as the “floating rate period,” the notes will bear interest at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR), plus 204 basis points. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark will be deemed to be zero.
During the floating rate period, interest on the notes will accrue from and including February 1, 2027 and will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each a “floating period interest payment date” and, together with any fixed period interest payment date, an “Interest Payment Date”), commencing on May 1, 2027, and interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
For the purpose of calculating the interest on the Notes for each floating rate interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. When we use the term “floating rate interest period” we mean the period from and including the immediately preceding floating period interest payment date in respect of which interest has been paid or duly provided for, to, but excluding, the applicable floating period interest payment date or Maturity Date or date of earlier redemption, if applicable (except that the first floating rate interest period will commence on February 1, 2027). See “— Calculation Agent” below.
As used herein:
“Benchmark” means, initially, Three-Month Term SOFR; provided that, if the calculation agent determines on or prior to the Reference Time for any floating rate interest period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such floating rate interest period and any subsequent floating rate interest periods.
“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“FRBNY’s Website” means the website of the Federal Reserve Bank of New York (the “FRBNY”) at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.
“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or any successor administrator), on the FRBNY’s Website.
“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or any successor administrator).
“Three-Month Term SOFR Conventions” means any determination, decision, or election with respect to any technical, administrative, or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “floating rate interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each floating rate interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).
The terms “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Replacement,” “Benchmark Replacement Adjustment,” and “Benchmark Transition Event” have the meanings set forth under the heading “— Effect of Benchmark Transition Event” below.

Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the provisions set forth under the heading “— Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the benchmark used to calculate the interest rate on the Notes for each floating rate interest period. In accordance with the benchmark transition provisions, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark.
If a Replacement Date has occurred on or prior to the Reference Time in respect of any floating rate interest period during the floating rate period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during such floating rate interest period and the remainder of the floating rate period.
Absent manifest error, the calculation agent’s determination of the interest rate for a floating rate interest period for the Notes will be binding and conclusive on you, us (if we are not also the calculation agent) and the Trustee. The Trustee will have no duty to confirm or verify any such calculation. By its acquisition of the Notes, each holder of Notes (including, for the avoidance of doubt, each beneficial owner) will acknowledge, accept, consent to and agree to be bound by the calculation agent’s determination of the interest rate for each floating rate interest period, including the calculation agent’s determination of any Benchmark Replacement Conforming Changes, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, and Benchmark Transition Event, including as may occur without any prior notice from us or the calculation agent and without the need for us or it to obtain any further consent from any holder. The calculation agent’s determination of any interest rate, and its calculation of interest payments, for any floating rate interest period, will be maintained on file at the calculation agent’s principal offices and will be made available to any holder of the Notes by the Company upon request, and the calculation agent will provide the Company, the Trustee and the paying agent with written notice of the interest rate in effect on the Notes promptly after the Reference Time (or such other date of determination for the applicable Benchmark).
If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.
When we use the term “business day,” we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions or trust companies in the City of New York, New York or any place of payment are authorized or obligated by law, regulation, or executive order to close or remain closed.
If any floating period interest payment date or the Maturity Date for the Notes falls on a day that is not a business day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding business day (and, with respect to the Maturity Date, no additional interest will accrue on the amount payable for the period from and after the Maturity Date), unless, with respect to a floating period interest payment date only, such day falls in the next calendar month, in which case the floating period interest payment date will instead be the immediately preceding day that is a business day, and interest will accrue to, but excluding, such floating period interest payment date as so adjusted.
The interest payable on the Notes on any floating period interest payment date, subject to certain exceptions, will be paid to the person in whose name a Note is registered at the close of business on the 15th calendar day (whether or not a business day) immediately preceding the floating period interest payment date. Payments will include interest accrued to, but excluding, the relevant floating period interest payment date. However, interest that the Company pays on the Maturity Date will be paid to the person to whom the principal will be payable.
Principal and interest on the Notes will be payable by wire transfer in immediately available funds in U.S. dollars at an office or agency of the Company maintained for such purpose, which will initially be the corporate trust office of the Trustee.
Subordination of the Notes
Our obligation to make any payment on account of the principal of, or interest on, the Notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness. “Senior indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to the Company, on, or substantially similar payments we make in respect of the following categories of debt, whether that debt is outstanding on the date of execution of the First Supplemental Indenture or thereafter incurred, created or assumed:
•
our indebtedness evidenced by notes, debentures, bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered, including by means of the base prospectus and one or more prospectus supplements;

•
our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;

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our indebtedness to general creditors;

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our obligations as lessee under leases of property, whether made as part of a sale and leaseback transaction to which we are a party or otherwise;

•
indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;

•
reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•
obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements and swap and nonswap forward agreements;

•
all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•
deferrals, renewals or extensions of any of the indebtedness or obligations described in the clauses above.

However, “senior indebtedness” excludes:
•
any indebtedness, obligation or liability referred to in the definition of senior indebtedness above as to which, in the instrument creating, governing or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of the Company, which other specified types of indebtedness, obligations and liabilities of the Company include the Notes;

•
any indebtedness, obligation or liability that is subordinated to other of our indebtedness, obligations or liabilities to substantially the same extent as or to a greater extent than the Notes are subordinated;

•
all obligations to trade creditors created or assumed by the Company in the ordinary course of business; and

•
the Notes and any other securities issued pursuant to the Indenture, the Existing Subordinated Notes outstanding on the date of execution of the First Supplemental Indenture and, unless expressly provided in the terms thereof, any of our indebtedness to our subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.
Notwithstanding the foregoing, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “Senior Indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.
In accordance with the subordination provisions of the Indenture and the Notes, we are permitted to make payments of accrued and unpaid interest on the Notes on the Interest Payment Dates and at maturity and to pay the principal of the Notes at maturity unless:
•
we are subject to any insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities; or

•
a default in the payment of principal of, or premium, if any, or interest on, any senior indebtedness has occurred that is continuing beyond any applicable grace period or an event of default has occurred and is continuing with respect to any senior indebtedness or would occur as a result of a payment of principal of, or premium, if any, or interest on, the Notes being made and that event of default would permit the holders of any senior indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity of that senior indebtedness and such default or event of default has not been cured, waived and otherwise ceased to exist.

In the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities, we must pay to the holders of all of our senior indebtedness the full amounts of principal of, and premium, if any, and interest (including interest accruing after the commencement of any proceeding for our bankruptcy or reorganization) on, that senior indebtedness before any payment is made on the Notes. If, after we have paid the senior indebtedness in full, there are any amounts available for payment of the Notes and any of our other indebtedness and obligations ranking equally in right of payment with the Notes, then we will use such remaining assets to pay the amounts of principal of, premium, if any, and accrued and unpaid interest on, the Notes and such other of our indebtedness and obligations that rank equally in right of payment with the Notes. If those assets are insufficient to pay in full the principal of, premium, if any, and interest on the Notes and such other indebtedness and obligations, those assets will be applicable ratably to the payment of such amounts owing with respect to the Notes and such other indebtedness and obligations.
In the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities, if the holders of the Notes receive for any reason any payment on the Notes or other distributions of our assets with respect to the Notes before all of our senior indebtedness is paid in full, the holders of the Notes will be required to return that payment or distribution to the bankruptcy trustee, receiver, liquidating trustee, custodian, assignee, agent or other person making payment of our assets for all our senior indebtedness remaining unpaid until all that senior indebtedness has been paid in full, after giving effect to any other concurrent payment or distribution to the holders of such senior indebtedness.
By reason of the above subordination in favor of the holders of our senior indebtedness, in the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors.
We have $24.2 million of outstanding subordinated notes to which the Notes will rank equally in right of payment and which we assumed when we acquired TGR Financial on December 17, 2021. In addition, we may incur other indebtedness and obligations, the terms of which may provide that such indebtedness ranks either equally with or junior in right of payment to the Notes or promissory notes, bonds, debentures and other evidences of indebtedness of a type that includes the Notes. As discussed above, in the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities, the indebtedness and obligations ranking equally with the Notes will participate ratably in any of our assets remaining after the payment in full of all of our senior indebtedness. In such circumstances, our indebtedness and other obligations junior in right of payment to the Notes will not be entitled to receive any payments until the Notes and all of our indebtedness and obligations ranking equally in right of payment to the Notes have been paid in full.
All liabilities of First Foundation Bank, including deposits, and our other subsidiaries, including each subsidiary’s liabilities to general creditors arising during its ordinary course of business or otherwise, will be effectively senior in right of payment to the Notes to the extent of the assets of such subsidiary because, as a stockholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation. Over the term of the Notes, we will need to rely primarily on dividends paid to us by our subsidiaries for the funds necessary to pay the interest on our outstanding debt obligations and to make dividends and other payments on our other securities outstanding now or in the future. With respect to the payment of the principal of the Notes at their maturity, we may rely on the funds we receive from dividends paid to us by our subsidiaries, but will likely have to rely on the proceeds of borrowings and other securities we sell to pay the principal amount of the Notes.
As a result of the foregoing, with respect to the assets of each of our subsidiaries, our creditors (including the holders of the Notes) are structurally subordinated to the prior claims of creditors of any such subsidiary, including the depositors of First Foundation Bank, except to the extent that we may be a creditor with recognized claims against any such subsidiary.
As discussed above, neither the Notes nor the Indenture contains any limitation on the amount of senior indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the Notes that we or any of our other subsidiaries may incur. Any indebtedness and liabilities of our subsidiaries is not a part of our senior indebtedness. The Notes will be effectively subordinate to all of the existing and future indebtedness and liabilities, including deposit liabilities, of our subsidiaries. As of September 30, 2021, on a consolidated basis, we had total outstanding indebtedness, deposits and other liabilities of approximately $7.0 billion, all of which would rank senior in right of payment to the Notes. In connection with our acquisition of TGR Financial, which was consummated on December 17, 2021, we assumed $24.2 million of subordinated notes that would rank pari passu with the Notes.
Redemption
We may redeem the Notes, at our sole option, beginning with the Interest Payment Date of February 1, 2027 and on any Interest Payment Date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve, to the extent that such approval is then required under the rules of the Federal Reserve. If we elect to redeem the Notes, we will be required to notify the Trustee of the aggregate principal amount of Notes to be redeemed and the redemption date. Any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption. If fewer than all of the Notes are to be redeemed, the selection of Notes to be redeemed will occur in accordance with the rules of DTC (or, in the case of any certificated Notes, by lot, on a pro rata basis or in such other manner the Trustee deems fair and appropriate unless otherwise required by law). The Notes are not subject to repayment at the option of the holders.
The Notes may not otherwise be redeemed by us prior to the scheduled maturity of the Notes, except we may, at our sole option, redeem the Notes at any time before the scheduled maturity of the Notes in whole, but not in part, upon or after the occurrence of any of the following:
(1)
a “Tax Event,” which is defined in the Indenture to mean the receipt by us of an opinion from independent tax counsel to the effect that (a) an amendment to or change (including any announced prospective amendment or change) in any law, treaty, statute or code, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”), (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the date of original issuance of the Notes, resulting in more than an insubstantial increase in the risk that the interest paid by us on the Notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;
(2)
a “Tier 2 Capital Event,” which is defined in the Indenture to mean the receipt by us of an opinion from independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us; or

(3)
our becoming required to register as an investment company pursuant to the Investment Company Act.

Any such redemption of the Notes will be at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. Notwithstanding the foregoing, installments of interest on any Notes that are due and payable on Interest Payment Dates falling on or prior to the applicable date of redemption will be payable on such Interest Payment Dates to the registered holders at the close of business on the relevant record dates in accordance with the Notes and the Indenture. Any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption. Any redemption of the Notes would require prior approval of the Federal Reserve, to the extent that such approval is then required under the rules of the Federal Reserve.
We will provide an Officer’s Certificate requesting that the Trustee give notice of our election to redeem any of the Notes and setting forth the information to be stated in the form of such notice to the Trustee at least five business days prior to the requested date of delivery (or such shorter period as is satisfactory to the Trustee). In the case of any redemption, at least 15 days but no more than 60 days before the redemption date, the Company will send in accordance with the applicable procedures of the depositary (with a copy to the Trustee), or if the Notes are not then global securities the Company will mail, or cause to be mailed, a notice of redemption by first-class mail to each holder of Notes to be redeemed at such holder’s registered address appearing on the register (with a copy to the Trustee).
The Notes Are Intended to Qualify as Tier 2 Capital
We intend to treat the Notes as Tier 2 capital under the capital adequacy rules established by the Federal Reserve for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:
•
be unsecured;

•
have a minimum original maturity of at least five years;

•
be subordinated to depositors and general creditors, which, in our case, will be to the holders of our senior indebtedness;

•
not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution;

•
only be callable after a minimum of five years following issuance, except upon certain special events, and, in any case, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve; and

•
unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with an equivalent amount of other Tier 2 capital instruments or we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Events of Default; Limitation on Suits
Under the Indenture, an event of default will occur if we fail to pay accrued and unpaid interest on the Notes and any notes of the same series offered in the future and such failure continues for 90 days, we fail to pay principal of any notes of that series when due, whether at maturity or upon redemption, or upon our default in the performance, or breach, of any other covenant or warranty contained in the Notes or the Indenture, other than a covenant added to the Indenture solely for the benefit of any other series of subordinated debt securities issued under the Indenture, and such default continues for 90 days after written notice as provided in the Indenture. In addition, an event of default will occur upon the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under any applicable bankruptcy, insolvency or other similar law, including Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or ordering the winding-up or liquidation of its affairs and such decree or order continues unstayed and in effect for a period of 60 consecutive days or if the Company commences a voluntary case under any applicable bankruptcy, insolvency or other similar law, including under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or shall make any general assignment for the benefit of creditors each of which events of default we refer to as an “insolvency event of default.”
Neither the Trustee nor the holders of the Notes will have the right to accelerate the maturity of the Notes in the case of our failure to pay the principal of, or interest on, the Notes or our nonperformance of any other covenant or warranty under the Notes or the Indenture. Nevertheless, during the continuation of such an event of default under the Notes, the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes to regularly scheduled payments of interest and the payment of principal at the scheduled maturity of the Notes, as well as the performance of any covenant or agreement in the Indenture. Any such rights to receive payment of such amounts under the Notes remain subject to the subordination provisions of the Notes as discussed above under “— Subordination of the Notes.”
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:
•
such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

•
the holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

•
such holder or holders have offered or, if requested, provided to the Trustee indemnity or security satisfactory to it against the costs, expenses, and liabilities to be incurred in complying with such request;

•
the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity or security has failed to institute any such proceeding; and

•
no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

If an insolvency event of default occurs and is continuing, the principal amount and accrued and unpaid interest on the Notes will become immediately due and payable, without the need for any action on the part of the holders of the Notes or the Trustee, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the Notes. At any time after acceleration with respect to the Notes has occurred, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding Notes, of the series of our subordinated notes which the Notes are a part and other affected series of securities issued under the Indenture, voting as one class, may waive all defaults and rescind and annul any acceleration occurring as to any and all securities of such series, including the Notes, but only if (1) we have paid or deposited with the Trustee a sum of money sufficient (a) to pay to the holders of the outstanding securities of all affected series of securities established under the Indenture, including the Notes, (i) all overdue installments of any interest that have become due otherwise than by such declaration of acceleration, (ii) the principal of and any premium that have become due otherwise than by such declaration of acceleration and, to the extent permitted by applicable law, interest thereon at the rate of interest borne by these securities and (iii) to the extent permitted by applicable law, interest upon installments of any interest, if any, that have become due otherwise than by such declaration of acceleration at the rate of interest borne by these securities and (b) to pay all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee; and (2) all events of default with respect to the Notes other than the nonpayment of the principal of, or any premium and interest on, the Notes that will have become due solely by such acceleration, will have been cured or waived as provided in the Indenture. Even in the event of an acceleration of the maturity of the Notes upon the occurrence of an insolvency event, the rights of the holders of the Notes to receive payment of the principal of, and accrued and unpaid interest on, the Notes remain subject to the subordination provisions of the Notes as discussed above under “—Subordination of the Notes.”
The Indenture provides that, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes unless such holders will have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction. Subject to certain provisions in the Indenture, the holders of a majority in principal amount of the Notes outstanding from time to time will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.
Legal Defeasance and Covenant Defeasance
We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen or mutilated Notes and the right to receive payments of the principal of (and premium, if any) and interest on such Notes when such payments are due.
We may elect legal defeasance or covenant defeasance only if we meet certain requirements. Among other things, we must irrevocably deposit with the Trustee for the benefit of the holders of the Notes sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the Maturity Date or a redemption date of the Notes. In addition, we must deliver to the

Trustee an opinion of counsel to the effect that beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service (the “IRS”) or a change in the applicable federal income tax law after the date hereof. We may not have a default under the Indenture or the Notes on the date of deposit. The defeasance may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may not cause the resulting trust to become an investment company under the Investment Company Act. The defeasance may not violate any of our agreements to which we are a party or by which we are bound.
Any defeasance of the Notes pursuant to the Indenture will be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.
Satisfaction and Discharge
We may discharge our obligations under the Indenture and the Notes (except for certain surviving rights of the Trustee and our obligations in connection therewith) if: (a) all outstanding Notes and all other outstanding notes issued under the Indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice and redemption by the Trustee (and in each case, we have irrevocably deposited with the Trustee an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the principal of (and premium, if any) and interest on all outstanding Notes and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under the Indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming that all conditions precedent with respect to the satisfaction and discharge of the Indenture have been satisfied.
Consolidation, Merger and Sale of Assets
The Indenture provides that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease all or substantially all of its properties and assets to us, unless:
•
we are the surviving person or the successor person (if not us), is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture, our obligations on the Notes and under the Indenture;

•
immediately after giving effect to such transaction, and treating any indebtedness that becomes an obligation of ours or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the effective date of such transaction, no event of default under the Indenture will have occurred; and

•
we have complied with our obligations to deliver certain documentation to the Trustee, including an officers’ certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with the Indenture.

Further Issues
If no event of default has occurred and is continuing with respect to the Notes, we may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes, subject to the procedures of the DTC; provided however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes.
The Trustee may conclusively rely upon officers’ certificates, opinions or other documents furnished to it under the Indenture and will have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee will have no responsibility for monitoring our compliance with any of its covenants under the Indenture.
Effect of Benchmark Transition Event
If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any floating rate interest period during the floating rate period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during such floating rate interest period and all subsequent floating rate interest periods. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.
As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (i) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR will be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
1)
Compounded SOFR;

2)
the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

3)
the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

4)
the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

In the event the calculation agent on any interest determination date is required, but is unable, to determine Three-Month Term SOFR or other applicable Benchmark in accordance with at least one of the procedures described herein, and the Company does not make a determination of Three-Month SOFR in the Company’s sole discretion, Three-Month Term SOFR or other applicable Benchmark will be Three-Month Term SOFR or other applicable Benchmark as determined on the previous interest determination date.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including, without limitation, changes to the definition of “floating rate interest period,” timing and frequency of determining rates with respect to each floating rate interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
1)
in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

2)
in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

3)
in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
1)
if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

2)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

4)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:
1)
the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

2)
if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment and the spread specified above.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the calculation agent for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.
“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The terms “Corresponding Tenor,” “FRBNY’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth under the heading “— Floating Rate Period” above.
Determinations and Decisions
We and the calculation agent are expressly authorized to make certain determinations, decisions, and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision, or election that may be made by us or by the calculation agent under the terms of the Notes, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:
•
will be conclusive and binding on the holders of the Notes, us (if we are not also making the decision) and the Trustee absent manifest error;

•
if made by us, will be made in our sole discretion;

•
if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision, or election to which we reasonably object; and

•
notwithstanding anything to the contrary in the Indenture or the Notes, will become effective without consent from the holders of the Notes or the Trustee or any other person.

If the calculation agent fails to make any determination, decision, or election that it is required to make under the terms of the applicable Notes, then we will make such determination, decision, or election on the same basis as described above. In connection with such determination, decision, or election, the Company will be treated as the calculation agent for all purposes under the terms of the Indenture. The Indenture will provide that the Trustee will have no liability relating to any delay caused by the calculation agent’s failure to timely or appropriately determine the rate of interest borne by the Notes.
Neither the Trustee nor any paying agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Three-Month Term SOFR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.
Neither the Trustee nor any paying agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Indenture as a result of the unavailability of Three-Month Term SOFR (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the calculation agent, in providing any direction, instruction, notice or information required or contemplated by the terms of the Indenture and reasonably required for the performance of such duties.
Modification of the Indenture
The Indenture provides that we and the Trustee may amend or supplement the Indenture or the Notes with, or, in certain cases, without the consent of the holders of a majority in principal amount of the outstanding Notes; provided, that any amendment or waiver may not, without the consent of the holder of each outstanding Note affected thereby:
•
extend the fixed maturity of any notes, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each note so affected,

•
reduce the percentage of notes, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all notes then outstanding,

•
modify the subordination provisions in a manner adverse to the holders of such notes, or

•
modify any of the above provisions.

In addition, the holders of at least a majority in principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than (i) any default in the payment of principal of or interest on any Note (provided that the holders of a majority in principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or (ii) any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.
In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:
•
to evidence the succession of another person to the Company as obligor under the Indenture and the assumption by any such successor of the covenants and obligations of the Company in the Indenture and in the Notes;

•
to add to the covenants of the Company such further covenants, restrictions, conditions or provisions shall be for the protection of the holders of the Notes and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the Indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

•
to establish the form of the Notes and to provide for the issuance of any other series of notes under the Indenture;

•
to add any additional Events of Default with respect to all or any series of notes;

•
to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of notes pursuant to Article Thirteen of the Indenture, provided that any such action shall not adversely affect the interests of any holder of a note of such series or any other nots in any material respect

•
to add or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of notes in uncertificated or global form;

•
to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of notes of any series;

•
to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to the Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding certain provisions thereof;

•
to modify, eliminate or add to the provisions of the Indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision or (ii) shall not apply to the any debt securities outstanding at the time of such change or elimination;

•
to conform the Indenture or the Notes to the description thereof in the related prospectus, offering memorandum or disclosure document (as provided in an officer’s certificate delivered to the Trustee);

•
to cure any ambiguity, defect or inconsistency in the Indenture which may be defective or inconsistent with any other provisions contained in the Indenture;

•
to add guarantees with respect to, or to secure, any series of notes;

•
to evidence and provide for the acceptance and appointment hereunder by a successor trustee with respect to the Notes of one or more series and to add or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

•
to make any change that does not adversely affect the rights of any holder of notes of any series issued under the Indenture, including provisions necessary or desirable to provide for or facilitate the administration of the trusts thereunder.

The Trustee shall be entitled to receive an officer’s certificate and opinion of counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture, that such supplemental indenture is authorized and permitted and that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.
Calculation Agent
We will appoint a calculation agent for the Notes (which may be us or an affiliate) prior to the commencement of the floating rate period. We will act as the initial calculation agent. We may remove the calculation agent at any time. If the calculation agent is unable or unwilling to act as calculation agent or is removed by us, we will promptly appoint a replacement calculation agent. If at any time there is no calculation agent appointed by us, then we will be the calculation agent.

Clearance and Settlement
DTC or any successor depositary will act as securities depositary for the Notes. The Notes will be issued initially in the form of one or more fully registered global notes (each such global note, a “global note”), registered in the name of DTC or its nominee and deposited with DTC or its designated custodian or such other depositary as any officer of the Company may designate. No holder of any beneficial interest in any global note held on its behalf by a depositary will have any rights under the indenture with respect to such global note, and such depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such global note for all purposes whatsoever. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a depositary. Investors may elect to hold interests in the global notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as global notes represent the corresponding securities.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants in DTC, who will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the Notes, as such, the paying agent for the Notes will forward payments to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the Notes entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not result in any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the Notes, as DTC’s records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).
DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Notes will be printed and delivered to DTC.
As long as DTC or its nominee is the registered owner of the global note representing the Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of that global note and all Notes represented by that global note for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to in the accompanying prospectus, owners of beneficial interests in the global note:
•
will not be entitled to have such global note or the Notes represented by that global note registered in their names;

•
will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests; and

•
will not be considered to be owners or holders of that global note or any Notes represented by that global note for any purpose under the instruments governing the rights and obligations of holders of such securities.

Payment of redemption proceeds and payments of principal of, and interest on, the Notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC’s practice is to credit its direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners of the Notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the Trustee, the paying agent or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments of principal of, or interest on, the Notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the Notes will be the responsibility of direct and indirect participants.
Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of

DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.
Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global note among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the Company nor the Trustee nor any agent for either of them will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC or the standby instructions or customary procedures of the participants.
Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the Notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the Notes.
DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.
Trustee
U.S. Bank National Association will act as Trustee under the Indenture. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The Trustee has all of the duties and responsibilities specified under the Trust Indenture Act. The Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of the Notes, unless the holders have offered to the Trustee security or indemnity satisfactory to the Trustee. From time to time, we, and one or more of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with U.S. Bank National Association in the ordinary course of business. Additionally, we maintain banking relationships with U.S. Bank National Association and its affiliates in the ordinary course of business. These banking relationships include correspondent banking and trustee and certificate administrator services.
Governing Law
The Notes and the Indenture pursuant to which such notes will be issued are governed by, and will be construed in accordance with, the laws of the State of New York.
Notices
Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice will be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the Notes by (1) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”, (2) plans, individual retirement accounts and other arrangements subject to Section 4975 of the Code, (3) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code, which we collectively refer to as “Similar Laws”, and (4) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements (each of which we call a “Plan”).
Each fiduciary of a Plan should consider the fiduciary standards of ERISA, to the extent applicable, or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, to the extent applicable, or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.
In addition, Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions, which we call “ERISA Plans”, from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plan. A violation of these “prohibited transaction” rules may result in an excise tax for such persons or other liabilities under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.
As a result of our business, we and certain of our affiliates may be considered parties in interest or disqualified persons with respect to many ERISA Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the Notes were acquired by an ERISA Plan with respect to which an underwriter or we or our affiliate is a party in interest or a disqualified person. For example, if any underwriter or we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of any Notes by an ERISA Plan could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code or lending of money or other extension of credit that is prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable exemption (see below).
The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Notes. Those class exemptions include:
•
PTCE 96-23 - for certain transactions determined by in-house asset managers;

•
PTCE 95-60 - for certain transactions involving insurance company general accounts;

•
PTCE 91-38 - for certain transactions involving bank collective investment funds;

•
PTCE 90-1 - for certain transactions involving insurance company pooled accounts; and

•
PTCE 84-14 - for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provides an exemption for transactions between an ERISA Plan and a party in interest or disqualified person, provided that the party in interest or disqualified person is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the ERISA Plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the ERISA Plan or having a relationship to a service provider to the ERISA Plan and provided, further that the ERISA Plan pays no more, nor receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). No assurance can be made that any such exemptions will be available, or that all of the conditions of any such exemptions will be satisfied, with respect to transactions involving the Notes.
Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the Notes by a Plan, the Notes may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the Notes or any interest in the Notes will be deemed to have represented by its purchase and holding of the Notes that either:
•
it is not a Plan and is not purchasing the Notes or interest in the Notes on behalf of or with the assets of any Plan; or

•
its purchase, holding and disposition of the Notes or interest in the Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the Notes on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the Notes, whether any exemption would be applicable, and whether all conditions of such exemption would be satisfied such that the acquisition and holding of the Notes by the Plan would be entitled to full exemptive relief thereunder.
Nothing herein will be construed as, and the sale of the Notes to a Plan is in no respect, a representation or advice by us or the underwriters (or any of our or their affiliates) as to whether any investment in the Notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan. The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section describes the material U.S. federal income tax considerations of the acquisition, ownership and disposition of the Notes we are offering. It is not a complete analysis of all the potential tax considerations relating to the Notes. This summary is based upon the provisions of the Code, Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below.
This summary is limited to beneficial owners (referred to in this summary as holders) of the Notes that purchase the Notes upon their initial issuance at their “issue price” (i.e., the first price at which a substantial amount of the Notes is sold for cash to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers)) and that will hold the Notes as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address any alternative minimum or Medicare contribution tax considerations, nor does it address all U.S. federal income tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, such as, for example:
•
banks, insurance companies, or other financial institutions;

•
real estate investment trusts;

•
regulated investment companies;

•
controlled foreign corporations and their shareholders;

•
passive foreign investment companies and their shareholders;

•
tax-exempt organizations;

•
qualified retirement plans, individual retirement accounts and other deferred compensation arrangements;

•
governmental entities;

•
brokers and dealers in securities;

•
certain U.S. expatriates;

•
traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
holders subject to the special tax accounting rules under Section 451 of the Code;

•
persons that will hold the Notes as a position in a hedging transaction, wash sale, straddle, conversion transaction or other risk reduction or synthetic transaction; and

•
entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes or other pass-through entities, or investors in such entities.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes that will hold Notes or a partner of such a partnership, you are urged to consult your tax advisor regarding the tax consequences to you of holding the Notes.
This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

U.S. Holders
This subsection describes the tax considerations for a “U.S. holder.” You are a “U.S. holder” if you are a beneficial owner of a Note and you are:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the supervision of a court within the United States if one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

Payments of interest and original discount on the Notes.   The Notes will initially bear interest at a fixed annual rate. Subsequent to the fixed rate period, the Notes will bear interest at the Benchmark Rate, which is expected to be the Three-Month Term SOFR, plus a fixed spread. The Notes should be treated for U.S. federal income tax purposes as variable rate debt instruments that provide for a single fixed rate followed by a single “qualified floating rate.” A qualified floating rate is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under this characterization, payments treated as qualified stated interest on the Notes generally will be taxable to U.S. holders as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Qualified stated interest generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate, but as discussed below, special rules are applicable to a variable rate debt instrument.
For U.S. federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a debt instrument over its issue price (as defined above) if such excess equals or exceeds a specified de minimis amount (generally 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years to maturity of such debt instrument). The stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of qualified stated interest. A U.S. holder (regardless of its method of tax accounting) will be required to include original issue discount in ordinary income as it accrues in accordance with a constant yield method based on a compounding of interest. Any amounts included in income as original issue discount with respect to a Note will increase a U.S. holder’s adjusted basis in the Note.
Under applicable Treasury Regulations, to determine the amount of qualified stated interest and original issue discount in respect of variable rate debt instruments such as the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the Notes. The equivalent fixed rate debt instrument for the Notes is constructed in the following fashion: (1) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the Notes as of the Notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (2) second, each qualified floating rate (including the qualified floating rate determined under (1) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each qualified floating rate as of the issue date of the Notes).
After the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of qualified stated interest and original issue discount, if any, are determined for the equivalent fixed rate debt instrument by applying the general original issue discount rules to the equivalent fixed rate debt instrument, and a U.S. holder of the Notes will account for such original issue discount, if any, and qualified stated interest as if the U.S. holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of qualified state interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period.
The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument, such as the Notes, that provide an issuer with an unconditional option to redeem the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a redemption option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with original issue discount. If, as of the issue date, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is equal to or greater than the fixed rate substitute of the floating rate (as determined in the manner described above), the Notes will be presumed not to be redeemed, and the qualified stated interest and original issue discount with respect to the Notes will be calculated as described above. Under such circumstances, the Notes may be issued with original issue discount. If, however, as of the issue date, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the Notes will be minimized if the Notes are redeemed immediately before the change in the interest rate at the end of the fixed rate period, and, therefore, the Notes will be treated as maturing on such date and issued without original issue discount. This presumption is made solely for purposes of determining whether the Notes are issued with original issue discount for U.S. federal income tax purposes and is not an indication of our intention to redeem or not to redeem the Notes at any time. If, contrary to this presumption, the Notes are not redeemed prior to the change in the interest rate at the end of the fixed rate period, then, solely for original issue discount purposes, the Notes will be deemed to be reissued at their adjusted issue price on the date that they are not redeemed, and therefore as issued without original issue discount. This deemed reissuance should not give rise to taxable gain or loss to U.S. holders.
Sale, exchange, retirement or other taxable disposition.   Upon the sale, exchange, retirement or other taxable disposition of a Note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be treated as a payment of interest) and the U.S. holder’s adjusted tax basis in the Note. U.S. holder’s adjusted tax basis in a Note generally will be its cost increased by the amounts of any original issue discount previously included in income by the U.S. holder with respect to the Note and decreased by any payments (other than amounts treated as qualified stated interest received) on the Note. Gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. holder’s holding period for the Note is more than one year. Long-term capital gains of non-corporate taxpayers are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.
Information reporting and backup withholding.   Information returns are required to be filed with the IRS in connection with payments on the Notes and proceeds received from a sale or other disposition of the Notes unless the U.S. holder is an exempt recipient. U.S. holder may also be subject to backup withholding on these payments in respect of the U.S. holder’s Notes unless the U.S. holder provides a taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules or the U.S. holder provides proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This subsection describes the tax considerations for a “non-U.S. holder.” You are a “non-U.S. holder” if you are the beneficial owner of a Note that is not a U.S. holder.
Payments of interest.   Subject to the discussion under “— Information reporting and backup withholding” and “— FATCA” below, payments of principal and interest on the Notes to a non-U.S. holder generally will be exempt from U.S. federal income or withholding tax if, in the case of the payments of interest:

•
the non-U.S. holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

•
the non-U.S. holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us through stock ownership;

•
the non-U.S. holder certifies under penalties of perjury on IRS Form W-8BEN or, if applicable, W-8BEN-E that the non-U.S. holder is not a United States person (or, in the case of Notes held by a foreign intermediary (other than a “qualified intermediary”), the foreign intermediary provides IRS Form W-8IMY with the required attachments, including an appropriate certification by each beneficial owner of Notes); and

•
the non-U.S. holder is not receiving such interest as income effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

If a non-U.S. holder cannot satisfy one of the first three requirements described above and interest on the Notes is not exempt from withholding because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s U.S. permanent establishment or fixed base), as described below, payments of interest on the Notes will be subject to withholding tax at a rate of 30%, or the rate specified by an applicable treaty.
Sale, exchange or other taxable disposition.   Subject to the discussions of FATCA and information reporting and backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, redemption or other taxable disposition of Notes, unless the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s U.S. permanent establishment or fixed base), as described below. However, any proceeds attributable to accrued interest will be treated as described in “— Payments of interest” above.
Income or gain effectively connected with a U.S. trade or business.   If interest or gain on the Notes is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by a non-U.S. holder), a non-U.S. holder will generally be taxed in the same manner as a U.S. holder. In this case, a non-U.S. holder will be exempt from the withholding tax on interest discussed above, although a non-U.S. holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. Non-U.S. holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if the non-U.S. holder is a corporation.
Information reporting and backup withholding.   Information returns are required to be filed with the IRS in connection with payments of interest on the Notes. Unless the non-U.S. holder complies with certification procedures to establish that the non-U.S. holder is not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a note. A non-U.S. holder may be subject to backup withholding on payments on the Notes or on the proceeds from a sale or other disposition of the Notes unless the non-U.S. holder complies with certification procedures to establish that a non-U.S. holder is not a United States person or otherwise establish an exemption. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA.   Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest on the Notes and on payments of gross proceeds of sales or redemptions of the Notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles and financial intermediaries) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. However, proposed Treasury Regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than any amount treated as interest). Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.
The discussion of U.S. federal income tax considerations set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective purchasers of the Notes are urged to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of Notes, including the tax consequences under state, local, estate, foreign and other tax laws and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING
We have entered into an underwriting agreement with Piper Sandler & Co., as representative of the underwriters named therein, (collectively, the “underwriters”) with respect to the Notes being offered pursuant to this prospectus supplement. Subject to certain conditions, each underwriter has agreed, severally and not jointly, to purchase the aggregate principal amount of Notes set forth next to its name in the following table.
Underwriters	Principal Amount of Notes
Piper Sandler & Co.	$75,000,000
D.A. Davidson & Co.	$52,500,000
Stephens Inc.	$22,500,000
Total	$150,000,000
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriters have agreed, severally and not jointly, to purchase all of the Notes offered hereby if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated under certain circumstances. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The Notes will constitute a new class of securities with no established trading market. The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the Notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Notes, that you will be able to sell any of the Notes held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the Notes offered hereby subject to their acceptance of such Notes from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed 0.75% of the principal amount of the Notes. If all of the Notes are not sold at their applicable initial offering prices, the underwriters may change the offering prices and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the Notes offered hereby).
	Per Note	Total
Public offering price(1)	100%	$150,000,000
Underwriting discounts and commissions paid by us(2)	1.50%	$2,250,000
Proceeds to us, before expenses	98.50%	$147,750,000

(1)
Plus accrued interest, if any, from the original issue date.

(2)
We have agreed to reimburse the underwriter for certain legal expenses in connection with this offering. Such reimbursement is deemed underwriter compensation by the Financial Industry Regulatory Authority (“FINRA”).

We estimate expenses payable by us in connection with this offering, other than, in each case, underwriting discounts and commissions, will be approximately $440,000.
We expect that delivery of the Notes will be made against payment therefor on or about January 24, 2022, which will be the second business day following the date of pricing of the Notes, or “T+2 .” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes will be required, by virtue of the fact that the Notes initially settle in T+2, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.
No Listing
The Notes will not be listed on any securities exchange or included in any automated quotation system.
No Sale of Similar Securities
We have agreed with the underwriters that for a period from the date of the underwriting agreement through and including the closing date of the offering, we and our subsidiaries will not, without the prior consent of Piper Sandler & Co., offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by us or any of our subsidiaries.
Stabilization
In connection with this offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.
Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Activities and Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters or their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments issued by us and our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

LEGAL MATTERS
The validity of the Notes offered hereby will be passed upon for the Company by Sheppard, Mullin, Richter & Hampton, LLP, Orange County, California. Certain legal matters related to the offering will be passed upon for the underwriters by Manatt Phelps & Phillips, LLP, San Francisco, California.
EXPERTS
The consolidated financial statements of the Company as of and for the years ended December 31, 2020 and 2019 incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as amended, and the effectiveness of the Company’s internal control over financial reporting have been audited by Eide Bailly, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of the Company for the year ended December 31, 2018 incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as amended, have been audited by Vavrinek, Trine, Day & Co., LLP, an independent registered public accounting firm, as stated in their report included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of TGR Financial, Inc. as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020 incorporated in this prospectus supplement by reference from the Current Report on Form 8-K/A filed by First Foundation Inc. on January 13, 2022 have been audited by RSM US LLP, independent auditors, as stated in their report thereon, incorporated herein by reference. Such consolidated financial statements have been so incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

PROSPECTUS
FIRST FOUNDATION INC.
$200,000,000
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Purchase Contracts
Warrants
Rights
Units
We may offer and sell the securities in any combination from time to time in one or more offerings, for total gross proceeds of up to $200 million. The preferred stock, depositary shares, debt securities, purchase contracts, warrants, rights and units may be convertible into or exercisable or exchangeable for our common stock or our other securities. This prospectus provides you with a general description of the securities we may offer.
Each time we offer and sell any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement or other free writing prospectus, that will describe the specific amounts, prices and terms of the securities being offered. These supplements, free writing prospectuses and any documents incorporated by reference herein may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement, any related free writing prospectus and all documents incorporated by reference before buying any of the securities being offered. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed on the NASDAQ Global Market under the symbol “FFWM.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Market or any other securities exchange of the other securities covered by the prospectus supplement.
We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, and any applicable fees, commissions or discounts, will be included in the applicable prospectus supplement.
Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus and any similar section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.
These securities are not savings or deposit accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental entity.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 2, 2020.

RISK FACTORS
Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or on which management is not focused or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus, for total gross proceeds of up to $200 million. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.
We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information,” “Incorporation of Certain Documents by Reference” and “Special Note Regarding Forward-Looking Statements” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purposes of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
References in this prospectus to “we,” “our,” “us,” and the “Company” refer to First Foundation Inc. and our subsidiaries on a consolidated basis, except that in the description of the securities offered, these terms refer solely to First Foundation Inc. and not to any of our subsidiaries, unless the context otherwise requires. References to “FFA” refer to First Foundation Advisors, a California corporation and our wholly-owned subsidiary, and references to “FFB” refer to First Foundation Bank, a California state chartered bank and our wholly-owned subsidiary. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC from our internet website at http://www.ff-inc.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on, or that may be accessed through, our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.
This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities offered by us. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.
•
Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020;

•
Our Current Reports on Form 8-K, filed with the SEC on January 29, 2020, March 9, 2020, March 13, 2020, April 28, 2020, May 1, 2020, May 28, 2020, and June 1, 2020; and

•
The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 19, 2014, as amended by our registration statement on Form 8-A/A (Amendment No. 1), filed with the SEC on October 30, 2015, and any amendment or report filed for the purpose of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Corporate Secretary
First Foundation Inc.
18101 Von Karman Avenue, Suite 700
Irvine, California 92612
(949) 202-4160
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus and any accompanying prospectus supplement. In order to ensure timely delivery of the documents incorporated by reference in this prospectus, any request should be made no later than five business days prior to the date on which you plan to make a final investment decision. These filings and reports can also be found on our website, located at http://www.ff-inc.com, by following the links to “Investor Relations,” “Financials,” and “SEC Filings.”
The information contained on our website does not constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement or free writing prospectus and the documents incorporated herein and therein by reference may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.
By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause our business, financial condition and results of operations to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, the risk of incurring loan losses, which is an inherent risk of the banking business; the negative impacts and disruptions resulting from the COVID-19 pandemic on our colleagues, clients, the communities we serve and the domestic and global economy, which may have an adverse effect on our business, financial position and results of operations; the risk that we will not be able to continue our internal growth rate; the risk that we will not be able to access the securitization market on favorable terms or at all; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; risks associated with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) taking actions with respect to interest rates, which could adversely affect our interest income and interest rate margins and, therefore, our future operating results; the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; the risk that we may be unable or that our board of directors may determine that it is inadvisable to pay future dividends; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships. Additional factors that may cause our business, financial condition and results of operations to differ significantly from those described in the forward-looking statements include those set forth under the heading “Risk Factors” included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as other factors described in our periodic reports filed from time to time with the SEC and those which may be set forth in the accompanying prospectus supplement or free writing prospectus. Other unknown or unpredictable factors also could have a material adverse effect on us and our business, financial condition and results of operations.
We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, nor do we intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in the applicable prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

FIRST FOUNDATION INC.
We are a financial services company that provides a comprehensive platform of financial services to individuals, businesses and other organizations. We currently conduct our operations in California, Nevada and Hawaii. Our integrated platform provides banking products and services, investment advisory and wealth management services and trust services to effectively and efficiently meet the financial needs of our clients. We provide business banking products and services to small to moderate-sized businesses and professional firms, and consumer banking products and services to individuals and families. As of March 31, 2020, we had $6.5 billion of total assets, $4.8 billion of loans, $520.7 million of loans held for sale, $5.0 billion of deposits and $3.9 billion of assets under management at FFA. Our investment advisory and wealth management and trust services provide us with substantial, fee-based, recurring revenues, such that in the first quarter of 2020, our non-interest income was 19% of our total revenues.
We are registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. As a bank holding company, we are subject to regulation and examination by the Federal Reserve Board and the Federal Reserve Bank of San Francisco under delegated authority from the Federal Reserve Board. As a Federal Deposit Insurance Corporation (“FDIC”) insured, California state chartered bank, FFB is subject to regulation and examination by the FDIC and the California Department of Business Oversight. FFB also is a member of the Federal Home Loan Bank of San Francisco, which provides it with a source of funds in the form of short-term and long-term borrowings. FFA is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is subject to regulation by the SEC under that Act.
Our principal executive office is located at 18101 Von Karman Avenue, Suite 700, Irvine, California 92612, where our telephone number is (949) 202-4160. Our website address is www.ff-inc.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and shall not be deemed to be part of this prospectus or part of any prospectus supplement.
THE OFFERING
We may offer up to $200,000,000 of common stock, preferred stock, depositary shares, debt securities, purchase contracts, warrants, rights or units in one or more offerings and in any combination. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we anticipate the net proceeds from the sale of the securities by us will be added to our general funds and will be available for general corporate purposes, including, among other things, the repayment of existing indebtedness, the repurchase of our common stock, investments in, or extensions of credit to, our existing or future subsidiaries, and the financing of possible acquisitions.
Pending such use, we may invest the net proceeds in securities or reduce our indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank, FFB. Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
Our authorized capital stock consists of 70,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of June 18, 2020, there were 44,625,324 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.
In this section we describe certain features and rights of our capital stock. The following discussion summarizes some of the important rights of our stockholders. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Delaware General Corporation Law (“DGCL”) and our Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The summary below and any update which may be contained in any prospectus supplement is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, as either may be amended from time to time after the date of this prospectus, but before the date of any prospectus supplement used to offer our common stock or preferred stock, as applicable.
Common Stock
We may issue, either separately or together with other securities, shares of common stock. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.
Holders of shares of our common stock are entitled to one vote for each share held of record on all matters voted upon by stockholders. If we issue preferred stock, holders of the preferred stock may also possess voting rights. Upon our liquidation or dissolution, the assets legally available for distribution to holders of our shares of common stock, after payment of all our obligations and payment of any liquidation preference of all other classes and series of stock entitled thereto, including our preferred stock, are distributable ratably among the holders of our common stock.
The holders of our common stock have no preemptive rights to subscribe for new issue securities, and shares of our common stock are not subject to redemption, conversion, or sinking fund provisions.
After the preferential dividends upon all other classes and series of stock entitled thereto shall have been paid or declared and set apart for payment and after we have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or for a redemption account on any class of stock, then the holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available therefore under the laws of the State of Delaware. Delaware law imposes restrictions on the payment of cash dividends by Delaware corporations such as First Foundation Inc. Moreover, as a bank holding company, we will be required to be a source of financial strength for our bank subsidiary and, therefore, we will not be permitted to pay dividends if, in the view of our primary federal banking regulator, the Federal Reserve Board, doing so would weaken our financial condition or capital resources. In addition, cash dividends from FFB and FFA will constitute the principal sources of cash available to us to pay dividends to stockholders in the future. However, there are statutory and regulatory restrictions on their ability to pay cash dividends to us. Therefore, dividend payment restrictions on FFB and FFA may limit the amount of cash that we will have to pay dividends to our stockholders. For additional information regarding the legal and regulatory restrictions on the payment of cash dividends by us and our subsidiaries, see “Dividend Policy and Restrictions on the Payment of Dividends” which is incorporated into this prospectus from Item 5 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2019, which we filed with the SEC on March 2, 2020.
Our common stock is currently traded on the NASDAQ Global Stock Market under the symbol “FFWM.”

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. Its address is 1717 Arch Street, Suite 1300, Philadelphia, PA 19103 and its telephone number is (800) 733-1121.
Preferred Stock
The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the certificate of designation with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock. In the event of any conflict between the terms of such certificate of designation and the summary set forth below or in the applicable prospectus supplement, the terms set forth in the certificate of designation shall govern.
Upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time. Our board of directors may, without any action by holders of common stock or, except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, the board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock.
Any preferred stock that we issue under this prospectus will have the voting, dividend, liquidation, redemption and conversion rights described below, unless otherwise provided in the prospectus supplement related to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series. The rights of any series of preferred stock may include, among others:
•
general or special voting rights;

•
preferential liquidation or preemptive rights;

•
preferential cumulative or noncumulative dividend rights;

•
redemption or put rights;

•
conversion or exchange rights; or

•
any additional dividend, liquidation, redemption or sinking fund provisions and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

When issued, the preferred stock will be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
Voting Rights.   Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as may be otherwise required by Delaware law or in our Certificate of Incorporation.
Dividends.   Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, dividends at such rates and on such dates described, if any, in the applicable prospectus supplement and certificate of designation. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement and certificate of designation.
Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement and certificate of designation. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Such dividends shall accrue on a daily basis and shall be payable quarterly in arrears on or before March 31, June 30, September 30 or December 31 of each year, or as otherwise specified in the certificate of designation with respect to the series of preferred stock.
If dividends are paid to holders of such preferred stock, the preferred stock will share dividends pro rata with any parity securities. Unless otherwise set forth in the applicable prospectus supplement and certificate of designation, any dividends that are not paid with respect to a dividend period will not cumulate but will be waived and not payable by us.
Rights Upon Liquidation.   Unless otherwise set forth in the applicable prospectus supplement and certificate of designation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities (including our common stock), liquidating distributions in the amount described in the applicable prospectus supplement and certificate of designation relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. In addition, if the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.
Redemption.   We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement and certificate of designation. The applicable prospectus supplement and certificate of designation will state the terms, if any, regarding partial redemption, future payment of dividends, termination rights, treatment in the event of arrears and our ability to acquire any shares.
Conversion or Exchange Rights.   The prospectus supplement and certificate of designation relating to a series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock, debt securities or another series of our preferred stock. These provisions may allow or require the number of our shares of common stock or other securities to be received by holders of shares of preferred stock to be adjusted upon the occurrence of events described in the applicable prospectus supplement and certificate of designation, including: the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and/or preferred stockholders entitling them to purchase common stock for an aggregate purchase price per share less than the current market price per share of common stock; and any other events described in the applicable prospectus supplement and certificate of designation. Unless the applicable prospectus supplement and certificate of designation relating to a series of preferred stock so provides, our preferred stock will have no preemptive rights.
Anti-Takeover Effects
Federal and state banking laws and regulations, Delaware law, and certain provisions of our Certificate of Incorporation and Bylaws, which are summarized in the following paragraphs, may have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in the payment of a premium over the market price for the shares held by our stockholders.
Restrictions on Ownership.   The Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, together with similar state statutes and federal implementing regulations, require that, depending on the particular circumstances, federal and/or state regulatory approval must be obtained or notice must be furnished prior to any person acquiring “control” of us or our state bank subsidiary, including the acquisition of certain percentages of our capital stock. These provisions may prevent a merger or acquisition that would be attractive to our stockholders and could limit the price investors would be willing to pay in the future for our common stock.
Delaware Anti-Takeover Law.   As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL, which restricts certain business combinations between us and an “interested stockholder” (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder’s affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder” unless certain specified conditions are satisfied. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for our securities.
Blank Check Preferred Stock.   The Board of Directors is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 5,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions on the shares of each series. The authority to designate and issue preferred stock may be used to issue one or more series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control.
Advance Notice Bylaws.   Our Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of the annual meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who (i) was a stockholder of record on the record date for the meeting, (ii) is entitled to vote at the meeting and (iii) has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or to nominate candidates for election to the board prior to the date of the annual meeting. Although our Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting, including the nomination of candidates for election to the board in opposition to nominees of the board of directors, if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company.
Calling of Special Stockholders Meetings.   Under the DGCL, a special meeting of stockholders may be called by our board of directors or by any person authorized to do so in our Certificate of Incorporation or Bylaws. Our Bylaws provide that a special meeting of stockholders may be called by the board, the chairman of the board, the president, or by stockholders owning not less than 20% of the voting power of the Company, provided that such stockholder or holders have held at least a 20% net long position in the Company’s outstanding shares for at least one year.
Exclusive Forum Selection Provision.   Our Certificate of Incorporation contains an exclusive forum selection provision that requires certain legal actions, including stockholder derivative lawsuits, to be brought in courts located in the State of Delaware.
DESCRIPTION OF DEPOSITARY SHARES
We may issue fractional interests in shares of preferred stock rather than a full share of preferred stock. In that event, except as otherwise set forth in the applicable prospectus supplement, depositary receipts will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the applicable prospectus supplement. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the deposit agreement and terms of the depositary shares, as applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the depositary shares that we may offer under this prospectus, as well as the complete deposit agreement and depositary share certificates and any other related documents that contain the terms of the depositary shares. The deposit agreement, and not any summary included herein or in any prospectus supplement or free writing prospectus, will be the legally binding document governing the terms of any depositary shares we may issue.
Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities. In addition, the prospectus supplement will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.
DESCRIPTION OF DEBT SECURITIES
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement. The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.
General
We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior indenture and subordinated indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures. You should carefully consider the actual provisions of the indentures and any supplemental indentures.
The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the dollar value of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets (or any property or assets of any of our subsidiaries). Thus, by owning debt securities, you will be one of our unsecured creditors.
We are a holding company and conduct substantially all of our operations through our subsidiaries, FFA and FFB. As a result, claims of holders of debt securities of the holding company will generally have a junior position to claims of creditors of FFA and FFB. In addition, our right to participate as a stockholder in any distribution of assets of FFA and FFB (and thus the ability of holders of our debt securities to benefit from such distribution as our creditors) is junior to creditors of FFA and FFB, including depositors of FFB.
The indentures, forms of which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture or supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.
The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.
We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is permitted or mandatory, whether at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.
The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:
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the title and form of the debt securities;

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the ranking of the debt securities as compared to other debt and if such debt securities are subordinated, the terms of the subordination;

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the aggregate principal amount of the debt securities or the series of which they are a part;

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whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

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the person or persons to whom any principal or interest on a debt security of the series will be paid;

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the date or dates on which we must repay the principal;

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the rate or rates at which the debt securities will bear interest;

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whether the debt securities will be issued as original issue discount debt securities (as described below);

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the date or dates from which interest will accrue, and the dates on which we must pay interest;

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the place or places where we must pay the principal and any premium or interest on the debt securities;

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the terms and conditions on which the debt securities may be convertible into other securities;

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whether the debt securities are entitled to the benefit of any sinking fund;

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the identity of the trustee;

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the terms and conditions on which we may redeem any debt security, if at all;

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any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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the denominations in which we may issue the debt securities;

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the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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the currency in which we will pay the principal of and any premium or interest on the debt securities;

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the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

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the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

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whether the debt securities are defeasible and the terms of such defeasance;

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any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

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whether the debt securities are to be issued in global form;

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any restrictions on the offer, sale and delivery of the debt securities;

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the identity of each security registrar or paying agent (if other than trustee);

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any provisions granting special rights to debt securities holders upon the occurrence of specified events;

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any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture; and

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any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.
Senior Debt Securities
The senior debt securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities — Subordination” below.
Events of Default.   Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of senior debt securities:
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default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

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default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

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default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for five days;

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failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

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specified events of bankruptcy, insolvency, or reorganization; and

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any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series will be entitled to declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration will be required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series will be entitled to annul the declaration.
We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default. Subject to the duty to act with the required standard of care during a default, the trustee will not be obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of outstanding senior debt securities of any series will be entitled to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee will be entitled to decline to act if the direction is contrary to law or the senior indenture.
Unless otherwise specified in the applicable prospectus supplement, we will be required to file annually with the trustee a certificate of no default or specifying any default that exists.
Defeasance and Covenant Defeasance.   Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect:
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defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding; and/or

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covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we will be required to deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.
As used in the senior indenture, “U.S. government obligations” are:
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direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that are guaranteed as full faith and credit obligations of the U.S. and that are not redeemable by the issuer thereof; and

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certain depositary receipts with respect to obligations referred to in clause immediately above.

As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that are guaranteed as full faith and credit obligations of such foreign government or governments and that are not redeemable by the issuer thereof.
As a condition to defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, will be required to refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.
If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities would not be accelerated. We will be entitled to exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we were to exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust will be based upon scheduled cash flows, rather than market value, which will vary depending upon interest rates and other factors.
Modification and Waiver.   Unless otherwise specified in the applicable prospectus supplement, we, together with the trustee, will be entitled to enter into supplemental indentures without the consent of the holders of senior debt securities to:
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evidence the assumption by another person of our obligations;

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add covenants for the benefit of the holders of all or any series of senior debt securities;

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add any additional events of default;

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add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

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add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

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conform to the “Description of the Notes” section of the applicable prospectus supplement to the extent that such provision in the “Description of the Notes” set forth in the applicable prospectus supplement was intended to be a verbatim recitation of a provision of the applicable indenture;

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supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect;

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secure any senior debt security;

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establish the form or terms of senior debt securities of any series;

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evidence the acceptance of appointment by a successor trustee; or

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cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Unless otherwise specified in the applicable prospectus supplement, other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment will be permitted to, however, without the consent of the holder of each outstanding senior debt security affected:
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change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

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reduce the principal amount of (or premium or additional amounts, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

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change the place or currency of payment of principal of (or premium or additional amounts, if any) or the interest, if any, on such senior debt security;

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impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

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make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price;

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reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

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modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series will be entitled to, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.
Consolidation, Merger, and Sale of Assets.   We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into us, as long as:
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the successor is a person organized under U.S. law;

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the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

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after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

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other specified conditions are met.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire stock or assets of another entity, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.
Subordinated Debt Securities
Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those subordinated debt securities. The subordinated debt securities will be our direct, unsecured general obligations. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization — to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited. Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.
Subordination.   As used in this prospectus, “senior indebtedness” means the principal of, premium or additional amounts, if any, and interest on all indebtedness for money borrowed by us or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind. Senior indebtedness, however, does not include indebtedness that is stated in its terms to not be superior to, or to have the same rank as or be subordinate to, the subordinated debt securities.
As used in this prospectus, “other financial obligations” means all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or be subordinate to, the subordinated debt securities.
If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt.
Unless otherwise specified in the applicable prospectus supplement, no payments on account of principal (or premium or additional amounts, if any) or interest, if any, in respect of the subordinated debt securities will be permitted to be made if:
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there shall have occurred and be continuing a default in the payment of principal of (or premium or additional amounts, if any) or interest on senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

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any judicial proceeding shall be pending with respect to any such default in payment or event of default.

In addition, unless otherwise specified in the applicable prospectus supplement, upon our dissolution, winding-up, liquidation or reorganization, we will be required to pay to the holders of senior indebtedness the full amounts of principal of, premium or additional amounts, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors that hold other financial obligations have not received their full payments, then we will first be required to use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.
Events of Default.   Unless otherwise specified in the applicable prospectus supplement, an event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur upon certain events associated with bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series will be entitled to declare the principal amount due and payable immediately. Subject to certain conditions, the holders of a majority of the principal amount of subordinated debt securities of a series will be entitled to rescind and annul any such declaration of acceleration. In addition, the subordinated indenture may provide for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, the following will constitute defaults under the subordinated indenture with respect to subordinated debt securities of a series:
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our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

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our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

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our default in the performance, or breach, of any of our covenants or warranties in the subordinated indenture, other than a covenant or warranty included in the subordinated indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the subordinated indenture; and

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any other default regarding that series of debt securities.

Defeasance and Covenant Defeasance.   Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect defeasance and/or covenant defeasance under the same terms described above under “Senior Debt Securities — Defeasance and Covenant Defeasance.”
Modification and Waiver.   Unless otherwise specified in the applicable prospectus supplement, the terms for amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the subordinated indenture will be the same as those described above under “Senior Debt Securities — Modification and Waiver.” Additionally, unless otherwise specified in the applicable prospectus supplement, no modification or amendment to the subordinated indenture will be permitted to, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.
Consolidation, Merger, and Sale of Assets.   Unless otherwise specified in the applicable prospectus supplement, we will be entitled to, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company under the same terms described above under “Senior Debt Securities — Consolidation, Merger, and Sale of Assets.”
Regarding the Trustee
Unless otherwise specified in the applicable prospectus supplement, the right of the trustee to obtain payment of claims or secure its claims will be limited, should it become our creditor.
The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), the trustee will be required to either eliminate the conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the applicable indenture.
The applicable prospectus supplement will identify the trustee for the particular series of debt securities to be issued under either of the indentures.
Governing Law
The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock or depositary shares.
The price of our debt securities, or the price per share of our common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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any material United States federal income tax considerations relevant to the purchase contracts; and

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whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently, as part of a unit, and/or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, units, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following outlines some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.
General
If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following:
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the title of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

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the price or prices at which the warrants may be exercised to purchase the securities underlying them;

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the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

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the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

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if applicable, the date on and after which the warrants and the related debt securities, common stock, preferred stock or other securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

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whether the warrants will be issued in registered or bearer form;

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a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.
Exercise of Warrants
Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares or other securities at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by us, unexercised warrants will become void.
Subject to any restrictions and additional requirements that may be set forth in the applicable prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares or other securities purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares or other securities purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.
Additional Provisions
The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:
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the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

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a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

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any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We may, at our option, reduce the exercise price of a stock warrant at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, the terms of the applicable stock warrant shall provide that, in case of any consolidation, merger, or sale or conveyance of the property of First Foundation Inc. as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.
DESCRIPTION OF RIGHTS
We may issue rights to purchase shares of our common stock, preferred stock, depositary shares, debt securities, or any combination thereof. The rights may be issued independently, as part of a unit, and/or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.
Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:
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the title of the rights;

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the record date for determining security holders entitled to the rights distribution;

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the number of rights issued and the number of shares of common stock, preferred stock or other securities that may be purchased upon exercise of the rights;

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the identity of the rights agent;

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the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

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if applicable, the designation and terms of the other securities with which the rights are issued and the number of such securities issued together with such rights;

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the date, if any, on and after which the rights will be separately transferable;

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if applicable, the minimum or maximum number of rights that may be exercised at any one time;

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the exercise price of the rights;

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the steps required to exercise the rights;

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the conditions to the completion of the offering, if any;

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the withdrawal, termination and cancellation rights, if any;

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the date on which the rights will become effective and the date on which the rights will expire;

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whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

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whether we intend to sell the shares of common stock or other securities underlying such rights that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

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our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

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any material U.S. federal income tax consequences; or

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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder thereof to purchase for cash the principal amount of shares of common stock, preferred stock or other securities underlying such rights at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.
Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.
The applicable prospectus supplement will describe the terms of any rights. The preceding description and any description of rights in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the terms of any agreements relating to the rights.
DESCRIPTION OF UNITS
We may issue units consisting of our common stock, preferred stock, depositary shares, debt securities, purchase contracts, warrants, rights, or any combination thereof. The units may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of units will be issued under a separate unit agreement to be entered into between a unit agent and us. The unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of units.
We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each security included in such unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The prospectus supplement relating to any units we offer will describe the specific terms of the offering and the units, including:
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the designation and the terms of the units and each of the securities constituting the units, including whether and under what circumstances those securities may be traded separately;

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any additional terms of the agreement governing the units;

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any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

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any applicable material United States federal income tax consequences; and

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whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Common Stock and Preferred Stock,” “Description of Depositary Shares,” “Description of Debt Securities,” “Description of Purchase Contracts,” “Description of Warrants,” and “Description of Rights” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the terms of any agreements relating to the units.
DESCRIPTION OF GLOBAL SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, we may issue any of the securities described in this prospectus or any prospectus supplement in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by such registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.
If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.
Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons beneficially holding securities through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities represented by the registered global security. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them. However, we can provide no assurances regarding how any particular depository (or participant therein) will operate as it relates to our securities which may be represented by a registered global security.
Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of First Foundation Inc., the trustees, the warrant agents, the unit agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will promptly credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. However, expect to the extent set forth in any applicable contractual arrangement we may have with a holder of our securities or any applicable law, we take no responsibility for the actions or omissions of any depository (or participant therein) which holds our securities which may be represented by a registered global security.
If the depository for any of our securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture for any debt securities, we may at any time and in our sole discretion decide not to have any of such securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee or depository, run only to the legal holders of our securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in “street name”, you should check with your own institution to find out:
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how it handles securities payment and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consents, if ever required;

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whether and how you can instruct it to send your securities registered in your own name so you can be a registered holder;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

If our securities are issued only in the form of a global security, an investor should be aware of the following:
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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe herein;

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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee or other third party agent have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee or other third party agent also do not supervise the depositary in any way;

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the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof, or through any other method permitted by law: to or through underwriters, brokers or dealers (acting as agent or principal), with or without an underwriting syndicate, for them to offer and sell to the public; directly to one or more purchasers in negotiated purchases or in competitively bid transactions; through designated agents; directly to holders of warrants, rights or other securities exercisable for our other securities upon the exercise of such warrants, rights or other exercisable securities; through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; through agents on a best-efforts basis; or through a combination of any of these methods of sale. We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.
Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in the prospectus supplement, including: the name or names of any underwriters, dealers, or agents and the types and amounts of securities underwritten or purchased by each of them; the public offering price of the securities and the proceeds to us, any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation; and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, agents or dealers; and any delayed delivery arrangements.
The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions: at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange, or otherwise; at prices related to the prevailing market prices; or at negotiated prices. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed such amounts as is determined to be unfair or unreasonable under applicable FINRA rules.
No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121 unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NASDAQ Global Market. We may elect to list any series of preferred stock or other securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities. We cannot guarantee the liquidity of the trading markets for any securities.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise stated in the applicable prospectus supplement, the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Only underwriters that we have named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.
If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. The terms of these sales will be described in the applicable prospectus supplement. We will not make an offer of securities in any jurisdiction that does not permit such an offer.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, unless stated otherwise in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids, in each case, in accordance with Regulation M under the Exchange Act. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.
Any underwriters or agents that are qualified market makers may engage in passive market making transactions in our common stock in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries or affiliates in the ordinary course of their businesses. Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof or to reimbursement of certain expenses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.
Under the securities laws of some states, to the extent applicable, the securities offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities offered hereby may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise in compliance with applicable laws.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
LEGAL MATTERS
Except as otherwise provided in any prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
Our consolidated financial statements as of December 31, 2019, and for the year then ended, appearing in our Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Eide Bailly, LLP, an independent registered public accounting firm, as stated in their report, dated March 2, 2020, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
Our consolidated financial statements as of December 31, 2018 and 2017, and for the years then ended, appearing in our Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Vavrinek, Trine, Day & Co., LLP, an independent registered public accounting firm, as stated in their report, dated March 1, 2019, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.